UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             March 14, 2003

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-274-2300

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Item 9.	Regulation FD Disclosure

Signatures

Item 7.  Financial Statements and Exhibits

(c) Exhibits

This list is intended to constitute the exhibit index:

99.1            Press release dated March 14, 2003 regarding Crown Pacific Partners’ expectation that its limited partnership units will be quoted on the Over-The-Counter Bulletin Board (OTCBB) as of Tuesday, March 18, 2003, under a new trading symbol yet to be assigned.

Item 9.  Regulation FD Disclosure

On March 14, 2003 Crown Pacific Partners, L.P. issued a press release announcing that it expects its limited partnership units to be quoted on the Over-The-Counter Bulletin Board (OTCBB) as of Tuesday, March 18, 2003, under a new trading symbol yet to be assigned. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information on more than 3,700 equity securities. Crown Pacific will announce its new ticker symbol on the OTCBB as soon as it is assigned.

The Partnership’s press release also announced the New York Stock Exchange’s determination to suspend trading in the Partnership’s limited partnership units prior to the opening of market trading on Tuesday, March 18, 2003.

The press release also reconfirmed that the financial performance of the Partnership’s operations and its cash position and working capital availability are in line with the Partnership’s first quarter 2003 operating outlook discussed in its last quarterly release of January 22, 2003.

A copy of the March 14, 2003 press release is included as exhibit 99.1 hereto.  This exhibit is not filed, but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 17, 2003	CROWN PACIFIC PARTNERS, L.P.

		By:	Crown Pacific Management Limited Partnership, as General Partner

		By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)